                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                          of the Securities Act of 1934


         Date of Report (Date of earliest event reported)  July 24, 1997





                       AMERICAN ENTERTAINMENT GROUP, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



         Colorado                     0-22174                    83-0277375
     ---------------                ------------            -------------------
     (State or Other                (Commission                 IRS Employer
     Jurisdiction of                File Number)            Identification No.)
      Incorporation
     or Organization)





                           160 Bedford Road, Suite 306
                        Toronto, Ontario, Canada M5R 2K9
               --------------------------------------------------
               (Address of Principal Executive Offices, Zip Code)


                                (416) 920-1919
                               ----------------
              (Registrant's telephone number, including area code)

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                                    FORM 8-K
                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                          of the Securities Act of 1934

Item 1.   CHANGES IN CONTROL OF REGISTRANT.
          Not Applicable

Item 2.   ACQUISITION OR DISPOSITION OF ASSETS.
          Not Applicable

Item 3.   BANKRUPTCY OR RECEIVERSHIP.
          See Item 5 below.

Item 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.
          Not Applicable

Item 5.   OTHER EVENTS

          On July 24, 1997, the Registrant commenced litigation in the State Circuit Court for Baltimore County, Maryland against the Banque National de Paris (Canada) (BNP), VIP Phone Club, Inc. (VIP), a private Delaware corporation, and its affiliates, the Maryland litigation receiver in the VIP litigation, Mr. Joel Katz, the owner of VIP and its affiliated entities and certain of Mr. Katz's associates. The Registrant has asked the Court for recision of the contractual relationship with BNP, including the guarantee of the Registrant, or in the alternative, credit and interest for amounts alleged to have been converted by BNP and its co-conspirators, and for compensatory and punitive damages against the named defendants in the amount of approximately $850 Million and for such other remedies as the Court may deem appropriate based upon fraud, conversion, breach of fiduciary duty, conspiracy, damage to the Registrant's business undertakings, and for violation of the Federal Racketeering Statutes (RICO).

          The foregoing litigation arose out of the following events. On March 22, 1996, BNP provided financing to AEG Entertainment Limited (AEL), a wholly-owned Canadian subsidiary of the Registrant, of a $5,000,000 US revolving line of credit to be used to finance the accounts receivable and contract amounts receivable of VIP, which was part of an affiliated group, which, in November, 1995 and in January, 1996, had assigned its accounts receivable and contract accounts receivable to AEL. Additionally, the Registrant and AEL had granted a license to VIP to make available to VIP's telephone subscribers the titles contained in the Registrant's film Library. In December, 1996, the Registrant received a notification from BNP of a default in the loan between VIP and BNP, of which AEL is the debtor and the Registrant one of the guarantors. At that time, the Registrant acknowledged this default on the part of VIP and agreed to cooperate with BNP in securing the collection of the outstanding loan balance. Notwithstanding the foregoing, on April 8, 1997, the Registrant informed BNP that due to the conduct of BNP respecting both the loan to VIP and its Receiver thereof, the Registrant and AEL by operation of law have been released respectively from said guarantee of the Registrant and the loan to AEL. In response to this notice, BNP denied

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the Registrant's allegations, commenced an action in the Ontario Courts against the Registrant and AEL for payment of the outstanding loan balance, and filed a motion in the Courts of Ontario (Toronto) asking that a Receiver be appointed over the property and assets for both the Registrant and AEL. The matter was heard on June 5, 1997. The Ontario Court ordered the appointment of the accounting firm of Price Waterhouse Limited as receiver, without security, "of all the present and future undertaking, property and assets of whatsoever nature and kind and wherever situate" (collectively known in the Court Order as the Property) of the Registrant and AEL. While the Property of the Registrant and AEL are under the control of the receiver, the management of the Registrant remains with the Board of Directors. The Registrant filed a Motion to Intervene regarding BNP and VIP and the VIP receivership in the VIP litigation which BNP commenced in Maryland. This Motion is still pending.

Item 6.   RESIGNATION OF REGISTRANT'S DIRECTORS.
          Not Applicable

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS. Not Applicable

Item 8.   CHANGE IN FISCAL YEAR.
          Not Applicable

Item 9.   SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.
          Not Applicable

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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       AMERICAN ENTERTAINMENT GROUP, INC.





                                       By:     /s/  Joel Wagman
                                           ------------------------------------
                                                    Joel Wagman
                                                    Chairman



Dated: July 24, 1997